As filed with the Securities and Exchange Commission on September 19, 1997
                                                 Registration No. 333-25407
==============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO.2
                                    TO
                             FORM S-8
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                    INDUSTRI-MATEMATIK INTERNATIONAL CORP.
         (Exact name of registrant as specified in its charter)


            Delaware                                   No. 51-0374596
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)


                    Kungsgatan 12-14
                    Box 7733
                    103 95 Stockholm
                    Sweden
                    (011) (468) 676-5000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      ----------------

     Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan
                    (Full title of plan)

                      ----------------

                    Marvin S. Robinson, Esq.
                    Tannenbaum Dubin & Robinson, LLP
                    1140 Avenue of the Americas
                    New York, New York 10036
                    (212) 302-2900
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission ("Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Registration Statement on Form S-1 (File No. 333-5495) and the amendments thereto, including the Prospectus dated September 25, 1996, filed for the purpose of registering certain shares of the Company's Common Stock under the Securities Act of 1933, as amended ("Securities Act") in connection with the Company's initial public offering.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997.

     (c) Item 1, "Description of Registrant's Securities to be Registered," contained in the Company's Registration Statement on Form 8-A, filed on September 13, 1996, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interest of Named Experts and Counsel

     Counsel to the Company, Tannenbaum Dubin & Robinson, LLP, 1140 Avenue of the Americas, New York, New York 10036, has rendered an opinion to the effect that the Common Stock offered hereby, when issued in accordance with the Company's 1997 Employee Stock Purchase Plan, will be legally and validly issued, fully paid, and non-assessable. As of September 12, 1997, certain members of Tannenbaum Dubin & Robinson, LLP owned an aggregate of 6,950 shares of the Company's Common Stock having a market value, as of September 12, 1997, of $158,112.


Item 6.  Indemnification of Directors and Officers

(a) Section 145 of the Delaware General Corporation Law ("GCL") gives Delaware corporations the power to indemnify each of their present and former officers or directors under certain circumstances if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the corporation.

(b) The Amended and Restated Certificate of Incorporation of the Company contains provisions that eliminate the personal liability of each director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit.

(c) The Amended and Restated Certificate of Incorporation of the Company contains provisions to the general effect that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any threatened, pending, or contemplated legal proceedings to which he may be made a party or with which he may become involved by reason of being or having been an officer or director of the Company or of any other organization at the request of the Company. Indemnification is available only if it is determined to be proper by a majority of disinterested directors constituting a quorum, by the stockholders, or by independent legal counsel in a written opinion. In order to be entitled to indemnification, the indemnified person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the Company, indemnification is precluded if such person has been adjudged to be liable unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which the action was brought shall determine that indemnification is proper. The Company also has the power to obtain insurance indemnifying officers and directors of the Company against any liability which it may deem proper, whether or not the Company would otherwise have the power to indemnify such officer or director pursuant to its Amended and Restated Certificate of Incorporation.

The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties and also insurance covering the Company against indemnification payments to its directors and officers for certain liabilities.

Item 7.  Exemption From Registration Claimed

     Not Applicable.


Item 8.  Exhibits

         Exhibit No.         Description of Exhibit
         -----------------   ------------------------------------------------
         Exhibit 4.1*        Form of Amended and Restated Certificate of
                             Incorporation of the Company.
         Exhibit 4.2*        Form of Restated By-Laws of the Company.
         Exhibit 4.3*        Stock Option Plan of the Company.
         Exhibit 4.4*        Forms of Agreements of Restricted Stock Program
                             of the Company.
         Exhibit 4.5         1997 Employee Stock Purchase Plan of the Company.
         Exhibit 5.1**       Opinion of Tannenbaum Dubin & Robinson, LLP
         Exhibit 23.1**      Consent of Tannenbaum Dubin & Robinson, LLP.
         Exhibit 23.2**      Consent of Ohrlings Coopers & Lybrand AB.
         Exhibit 24.1**      Power of Attorney.

*Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-5495).
**Previously filed


Item 9.  Undertakings

     (a) The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Amendment No. 2 to Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Amendment No. 2 to Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Amendment No. 2 to Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Amendment No. 2 to Registration Statement or any material change to such information in the Amendment No. 2 to Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Amendment No. 2 to Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Amendment No. 1 to Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company, Industri-Matematik International Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 16th day of September, 1997.

                                        INDUSTRI-MATEMATIK INTERNATIONAL CORP.



                                        By: /s/ STIG G. DURLOW
                                             ---------------------------------
                                             Stig G. Durlow
                                             Chairman, President, and
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                        Date
----------                              -----                        ----

 /S/ STIG G. DURLOW      Chairman of the Board of           September 16, 1997
-----------------------  Directors, President, and Chief
  Stig. G. Durlow        Executive Officer (Principal
                         Executive Officer)


            *            Senior Vice President, Chief
                         Financial Officer, and             September 16, 1997
-----------------------  Secretary (Principal Financial
  Lars-Goran Peterson    and Accounting Officer)


            *            Director                           September 16, 1997
-----------------------
  Martin Leimdorfer


                         Director                           September 16, 1997
-----------------------
  Geoffrey W. Squire


                         Director                           September 16, 1997
-----------------------
  William H. Janeway


            *            Director                           September 16, 1997
-----------------------
  Jeffrey A. Harris

* By: /S/ STIG G. DURLOW
     -------------------
        Stig G. Durlow
    (as attorney-in-fact)

                                 Exhibit Index
                                 -------------

                                                       Sequential
Exhibit                                                 Numbered
Number                 Description                        Page
--------               -----------                        ----
 4.1*    Form of Amended and Restated
         Certificate of Incorporation of the
         Company.
 4.2*    Form of Restated By-Laws of the
         Company.
 4.3*    Stock Option Plan of the Company.
 4.4*    Form of Agreements of Restricted Stock
         Program of the Company.
 4.5     1997 Employee Stock Purchase Plan of the Company.
 5.1**   Opinion of Tannenbaum Dubin & Robinson, LLP.
 23.1**  Consent of Tannenbaum Dubin & Robinson, LLP
 23.2**  Consent of Ohrlings Coopers & Lybrand AB.
 24.1**  Power of Attorney.

*Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-5495).
** Previously filed.
